As filed with the Securities and Exchange Commission on July 16, 2008
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERPRO MANANGEMENT CORP.
(Exact name of Registrant as specified in its charter)

Nevada	7372	98-0537233
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

Mohanad Shurrab
President
601 Union Street
Two Union Square
42nd floor
Seattle, Washington 98101
Phone (206) 652-3770
Fax: (206) 652-3205
(Address and telephone number of Registrant's principal executive offices)
(Address of principal place of business or intended principal place of business)

Business Filings Incorporated
6100 Neal Road, Suite 880
Reno, NV 89501
Phone: (800) 981-7183
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]           Accelerated Filer [ ]

Non-accelerated filer [ ]           Smaller reporting company [X]

Calculation of Registration Fee

			Proposed	Amount of
Title of Class	Amount to be	Proposed	Maximum	Registration
of Securities to	Registered(¹)	Maximum	Aggregate	Fee
be Registered		Aggregate	Offering
		Price Per Share	Price(²)
Common	1,200,000	0.05	60,000	2.36
Stock, $0.001
per share
Total	1,200,000	0.05	60,000	2.36

(¹)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Subject to Completion Dated July 16, 2008

Interpro Management Corp.

A MAXIMUM OF 1,200,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

This prospectus relates to our offering of 1,200,000 new shares of our common stock at an offering price of $0.05 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180 day offering period. We will pay all expenses incurred in this offering. The common shares are being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and sole Director, who will not be paid any commission for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________, __, 2008

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

EXECUTIVE COMPENSATION	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
PRINCIPAL SHAREHOLDERS	37
PLAN OF DISTRIBUTION, TERMS OF OFFERING	38
DESCRIPTION OF SECURITIES	41
SHARES AVAILABLE FOR FUTURE SALES	42
LEGAL MATTERS	43
EXPERTS	43
WHERE YOU CAN GET MORE INFORMATION	43
FINANCIAL STATEMENTS	F-1

Part II
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
SIGNATURES	II-5

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 7. All references to "we," "us," "our," "Interpro," "Company" or similar terms used in this prospectus refer to Interpro Management Corp.

Corporate Background

We were incorporated on May 21, 2007. We have not generated any revenues to date and we are a development stage company. We are focused on developing and offering a web-based software product that is a time and task management tool. The generic technology required for our software development already exists. We intend for our sole Director and our future staff to develop the software and enhance its components. For the future, we believe that there is an opportunity to customize our software product and expand its features to target industry specific client groups. Our product will be web based. We intend to conduct our sales activities both on the web and through a third party independent sales force. It is our goal to continuously upgrade our management tool to enhance the user’s experience.

Our offices are currently located at 601 Union Street, Two Union Square, 42nd floor, Washington Seattle, 98101. Our telephone number is (206) 652-3770. We have reserved a domain address at www. interpromanagement.com. Our fiscal year end is March 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt as to whether we will continue as a going concern.

The Offering

Shares being offered by the Registrant	1,200,000 shares of our common stock.

Offering price	0.05 per share of common stock.

Number of shares outstanding before
the offering	1,600,000

Number of shares outstanding after the
offering if all the shares are sold	2,800,000

Our executive officer and sole Director currently
holds all of our shares, and, as a result, he retains
control over our direction.

Market for the common stock	There is no public market for our common stock.

After the effective date of the registration
statement, we intend to have a market maker file
an application on our behalf with the FINRA to
have our common stock quoted on the OTC
Bulletin Board. We currently have no market
maker who is willing to list quotations for our
stock. There is no assurance that a trading market
will develop, or, if developed, that it will be
sustained. Consequently, a purchaser of our
common stock may find it difficult to resell the
securities offered herein should the purchaser
desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are
offering, our gross proceeds from this offering
will be $60,000. We intend to use these proceeds
to execute our business plan.

Risk Factors	See “Risk Factors” and the other information in
this prospectus for a discussion of the factors you
should consider before deciding to invest in shares
of our common stock

Summary Financial Data

The following summary financial information for the period from May 21, 2007 (date of inception) through March 31, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and accompanying notes included in this prospectus.

Statements of
Operations
For the period
May 21, 2007
(inception)
through
March 31, 2008

Net loss	(9,626)

Net loss per common share:
Basic and diluted (less than $0.01 per share	0

Weighted average number of
Common shares outstanding:	1,600,000

Balance Sheet
Data
March 31, 2008

Cash	$20,073
Total assets	$20,073

Total liabilities	$9,699
Total Liabilities and Stockholders’ Equity	$20,073

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1.	We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred net losses of $9,626 for the period from May 21, 2007 (date of inception) through March 31, 2008. We anticipate generating losses for the next 12 months. We do not anticipate generating revenues prior to the end of fiscal year 2009. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

2.	We are a development stage company and may never be able to execute our business plan.

We were incorporated on May 21, 2007. We currently have no products, sales, customers, or revenues. Although we have begun initial planning for the development of our management tool, we may not be able to execute our business plan unless and until we are successful in raising funds in this offering. We anticipate that we will require an additional $30,500 to commence actual development, and to remain operational during the next twelve months. If the securities being offered under this prospectus are not fully subscribed for or we do not generate any revenues during our first year of operations, we may require additional financing, in addition to the funds we hope to raise from the sale of shares offered under this offering, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

3.   Our business plan may be unsuccessful.

The success of our business plan is dependent on our developing our web based software solution to facilitate time and task management and improve the efficiency of our potential clients' business operations. Our ability to develop this management tool is unproven, and the lack of operating history makes it difficult to validate our business plan. As a web-based company, sales and marketing will be driven through our web site and through a third party independent sales force. In addition, the success of our business plan is dependent upon the market acceptance of our management tool. Should this management tool be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

4.	We have no operating history and have maintained losses since inception, which we expect will continue in the future.

Management believes that the raising of a minimum of $30,500 pursuant to this offering will be sufficient to commence and continue our planned activities for approximately 12 months after the offering. However, we expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our web based management tool and the marketing and sale of our management tool. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Risks Relating to Our Business

5.	Our executive officer and Director has significant voting power and may take actions that may be different than actions sought by our other stockholders.

Our sole officer and Director holds all of the outstanding shares of our common stock and will hold 57.14% of the outstanding shares of our common stock if we issue all of the shares being offered in this Registration Statement.

This individual will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6.	Since our sole officer and Director may work or consult for other companies, his other activities could slow down our operations.

Our sole officer and Director is not required to work exclusively for us and does not devote all of his time to our operations. Presently, our sole officer and Director allocates only a portion of his time to the operation our business. Since our officer and Director is currently employed full-time elsewhere, he is able to commit to us only up to 10 hours a week. Therefore, it is possible that his pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

7.   Our sole officer and Director is located in Dubai

Since our sole officer and Director is located in Dubai, any attempts to enforce liabilities upon him under the U.S. securities and bankruptcy laws may be difficult.

8.	As a development stage company, we may experience substantial cost overruns in developing and marketing our product, and we may not have sufficient capital to successfully complete the development and marketing of our product.

We may experience substantial cost overruns in developing and marketing our software product, and may not have sufficient capital to successfully complete our project. We may not be able to develop or market our software product because of industry conditions, general economic conditions, and/or competition from other potential management tool developers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the product through prominent marketing channels and/or other methods of promotion

Risks Relating to Our Strategy and Industry

9.	Web based software and management tools are subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in the web based management tools market, we must continue to design, develop and sell new and enhanced tools that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced customized tools must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such software tools will depend on a variety of factors, including:

  Identifying and responding to market demand for new business management tools;

  The scalability of our equipment platforms to efficiently deliver our management tools;

  Keeping abreast of technological changes;

  Timely developing and implementing new and enhanced management tools and features;

  Maintaining quality of performance;

  Providing cost-effective management tools and support; and

  Promoting our management tools and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced management tools in a timely manner, if such new or enhanced software tools do not achieve sufficient market acceptance, or if such new tools decrease demand for our existing management tools, our operating results would decline and our business would not grow.

10.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share. Also, intense competition in the markets in which we compete could prevent us from increasing or sustaining our revenue and prevent us from achieving profitability.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours.

11.	We need to retain key personnel to support our services and ongoing operations.

The development of our web based management tool will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our Director and other needed key contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of our sole officer or the lack of availability of other skilled personnel would negatively impact our ability to develop our web based software, which could adversely affect our financial results and impair our growth.

12.	Because Mr. Shurrab has no experience in running a company that sells web based software, he may not be able to successfully operate such a business, which could cause you to lose your investment.

We are a start-up company and we intend to market and sell our web based software. Mr. Shurrab, our Director and President, has control over all decisions regarding both the policy and the operations of our company. Our success is contingent upon his ability to make appropriate business decisions in these areas. It is possible that his lack of relevant operational experience could prevent us from becoming a profitable business and prevent an investor from obtaining a return on his investment in us.

13.	Our success depends on independent contractors to develop our product.

We intend to rely on third party independent contractors for software development, database design, website interface, web hosting, and for other development functions. These third party developers may not dedicate sufficient resources or give sufficient priority to developing our required resources. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified software development contractors, and we can provide investors with no assurance that our website and associated databases and administrative software will be developed according to the specifications that we require. If we are unsuccessful in addressing these risks, our business will most likely fail.

14.	Future regulation of the internet could restrict our business, prevent us from offering services, and/or increase our cost of doing business.

The laws, regulations or rulings that specifically address access to or commerce on the internet are subject to change. We are unable to predict the impact, if any, that future legislation, judicial precedents, or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs, or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the internet and popularity of broadband video products and services heighten the risk that governments or other legislative bodies will seek to regulate internet services, which could have a material adverse effect on our business, financial condition, and operating results.

15.	We may lose customers if we experience system failures that significantly disrupt the availability and quality of the support services that we plan to provide.

The operation of our support services will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or software performance problems, for whatever reason, could undermine confidence in our ability to provide service to our customers, and could cause us to lose customers or make it more difficult to attract new ones. In addition, because our support services may be critical to the businesses of our customers, any significant interruption in the provision of service could result in lost profits or other losses to our customers.

16.	Establishing a new brand of management tools requires effective marketing and product placement which may take a long period of time.

Our principal business strategy is to develop our brand name as a respected brand associated with web-based management tools. The marketing of our intended product is highly dependent on our creating a favorable corporate management perception. However, we have minimal advertising experience. Competitors have significantly greater advertising resources and experience and enjoy well-established brand names. There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired perception.

17.	If a third party asserts that we infringe its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our market increases and the functionality of these software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

  Be expensive and time-consuming to defend;

  Result in negative publicity;

  Force us to stop selling our services that rely on the challenged intellectual property;

  Require us to redesign our software products;

  Divert management’s attention and our other resources; or

  Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

Risks Relating to this Offering

18.	The shares are being offered directly by us without any minimum amount of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising sufficient funds from the proceeds of this offering to execute our business plan.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to execute our business plan. Furthermore, there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.

19.	NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, FINRA has adopted NASD rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

20.	There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

21.	The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

22.	Purchasers in this offering will incur immediate, substantial dilution

We expect the initial public offering price of our common stock will be substantially higher than the pro forma net tangible book value per share of the outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate and substantial dilution.

23.	State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

24.	Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

Risks Relating to our becoming a Public Reporting Company

25.	Our costs will increase significantly as a result of operating as a public reporting company and our management will be required to devote substantial time to complying with public company rules and regulations.

Following this offering, as a public company, we will incur significant legal, financial, accounting and other costs and expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 (SOX) and rules and regulations of the Securities and Exchange Commission and various exchanges, including the Nasdaq Stock Market, have imposed various requirements on public companies, including changes in corporate governance practices and disclosures. Our management and other personnel will need to devote a substantial amount of time to ensure ongoing compliance with these new requirements. As a result of these costs, our net earnings may be reduced and we may not be able to devote sufficient attention to achieving our business objectives

Risks Relating to doing business in India and the Middle East

26.	Because we plan to outsource a significant portion of our software development to India and the Middle East, we may be subject to political instability that could harm our business.

We plan to outsource a significant portion of our software development activities to software developers located in India and the Middle East, in order to take advantage of cost efficiencies associated with the lower wage scale in India and the Middle East. Due to our planned development activities in India and the Middle East, we are exposed to risks related to changes in the economic, security, and political conditions of India and the Middle East. Economic and political instability, military actions, and other unforeseen occurrences in India and/or the Middle East could impair our ability to continue our software development in a timely manner, which could put our products at a competitive disadvantage.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 7, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management's Discussion and Analysis and Results of Operation section beginning on page 19, and the Business section beginning on page 22, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,200,000 shares of common stock offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $29,500 for legal, accounting, printing, and other costs in connection with this offering.

The table below shows the intended net proceeds from this offering that we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered	75%	80%	100%
Shares Sold	900,000	960,000	1,200,000
Gross Proceeds	45,000	48,000	60,000
Less offering expenses	(29,500)	(29,500)	(29,500)
Net offering proceeds	15,500	18,500	30,500

The following chart provides an overview of our intended use of the net offering proceeds from this offering, by significant area of activity over the next 12 months. All amounts listed below are estimates.

	Minimum	Median	Maximum
Research & Development	6500	8500	17500
Corporate and Marketing
Documents	1500	2500	3000
Telephone & Web Hosting	2000	2000	2000
Office Equipment	2000	2000	2000
Misc. Administration Expense	800	800	3300
Office Rent	2700	2700	2700
Total	15,500	18,500	30,500

Our offering expenses of approximately $29,500 are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our sole officer and Director will not receive any compensation for his efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in the order of priority set forth in our Plan of Operation described below. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

CAPITALIZATION

The following table sets forth, as of March 31, 2008, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 1,200,000 shares of common stock being offered hereby at the initial public offering price of $0.05 per share and the application of the estimated net proceeds as described in “Use of Proceeds”. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	March 31, 2008
	Actual	As Adjusted
Short-term debt

Stockholders’ equity :
Common Stock, $0.001 par value, 100,000,000 shares authorized,
1,600,000 shares issued and outstanding; 1,200,000 shares	1,600	1,600
Issued and outstanding as adjusted	-	1,200
Additional paid-in capital	18,400	57,800
Deficit accumulated during the development stage	(9,626)	(9,626)

Total stockholders equity	10,374	70,374
Total Capitalization	20,000	80,000

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of March 31, 2008 was $10,374 or $(.00) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2008, as adjusted to give effect to the receipt of net proceeds from the sale of 1,200,000 shares of common stock for $60,000, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.02 per share to existing stockholders and an immediate and substantial dilution of $0.01 per share, or approximately 33%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of March 31, 2008, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

	Shares
	Number	Percent	Amount

Existing Stockholders	1,600,000	57.14%	$20,000
New Investors	1,200,000	42.86%	$60,000
Total	2,800,000	100%	$80,000

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.05 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined and bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no public market for our common stock.

We have issued 1,600,000 common shares since the Company’s inception in May 21, 2007, all of which are restricted shares. See "Certain Relationships and Related Transactions" section below regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had a single stockholder for our common shares as of July 15, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 7 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues until we have completed development and deployment of our web-based software product. Accordingly, we must raise cash from sources other than our operations in order to implement our development and marketing plan. In our management’s opinion, there is a market need for web-based software that is a time and task management tool.

We believe that our current funding will allow us to begin our product development, market our website, and remain in business for twelve months. We hope to begin to generate revenues in fiscal year 2009. If we are unable to generate revenues within twelve months of the effectiveness of this Registration Statement for any reason, or if we are unable to make a reasonable profit within twelve months of the effectiveness of this Registration Statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Plan of Operation

Our plan of operation for the first twelve months following the effectiveness of this Registration Statement is as follows:

First Quarter

During the first three months following the offering, we plan to:

  Commence development of our software

  Initiate the development of our corporate and marketing collateral

Software development: In the First Quarter we intend to commence our software development activities. The initial analysis and viability of the prototype stage has already been completed by management. In particular, we plan to select a third party contractor to develop the software, including planning the software and database design. Once we complete the prototype stage we will be able to test the product and start actual development of the software. This will include writing the code, database design and implementation and testing.

Marketing activities: In the First Quarter we intend to focus on building a strong web presence. We plan to achieve this by designing a website. We plan to then achieve a web presence by using search engine optimization tools including key word strategies and link exchanges with industry related websites. We will continue to market our website and our product on an ongoing basis.

Second Quarter

During the succeeding three months, we expect to achieve the following:

  Continue development of our software product

  Expand web of link exchanges

  Initiate lead generation

  Advertise with search engines such as Yahoo and Google

Marketing activities: In the second quarter, we plan to continue to expand our web of link exchanges with industry and related sites in order to generate leads. We also plan to initiate search engine advertising on Yahoo and Google.

Third Quarter

During the third quarter, we expect to achieve the following:

  Initiate an email campaign

  Complete a beta version of our software product

Marketing activities: In the third quarter, we intend to target potential leads through e-mail campaigns and cold calls.

Fourth Quarter

During the fourth quarter, we expect to achieve the following:

  Complete a ready-for-sale version of our software product

  Continue with marketing activities

Marketing activities: In the fourth quarter we intend to continue to generate new leads of potential clients, execute e-mail campaigns, and increase cold calls.

Results of Operations

During the period from May 21, 2007 (date of inception) through March 31, 2008, we incurred a net loss of $9,626. This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 1,600,000 shares of common stock to our sole Director.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from May 21, 2007 (date of inception) through March 31, 2008. We hope to begin to generate revenues before the end of fiscal year 2009.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2008, reflects assets of $20,073. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

Notwithstanding the success of this offering, we anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances on which the going-concern opinion by our independent auditors is based.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on May 21, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its sole officer, Director, promoter or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements, or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate any revenues during the first 12 months following this offering.

We are developing a software product that we expect will increase managers’ visibility into employee productivity and projects, thus reducing the need for meetings and micro-management, and assisting in efficient project management. We intend for our software product to be easy to install, with little or no downtime, and to offer functionality that integrates all aspects of project management. We plan for our software product to be capable of providing a generic solution for organizations of any size; although we will initially focus on small and medium-sized organizations.

Our offices are currently located at 601 Union Street, Two Union Square, 42nd floor, Washington Seattle, 98101. We do not currently have a website; however we have reserved a domain name.

The Market Opportunity

In the United States, poor project management, including poor time management, costs companies billions of dollars per year in lost productivity. The factors that contribute to poor project management include low employee morale, overbearing managers, poor time management, lost billing hours, and incomplete expense reporting.

Our software product was conceived in response to the need to increase productivity and efficiency within organizations.

We believe that our software product will enable organizations to improve time, task, and project management, thus improving overall efficiency and productivity.

In 2004, 250 first and second-line supervisors participating in management development seminars were surveyed (www.accel-team.com; Time Management Study). These managers were asked to identify three things higher management did that wasted their time.

The categorized complaints demonstrate that the actions of higher management, despite positive intentions, were perceived as, or became, obstacles to accomplishment. The main complaints of first-line and second-line supervisors from almost 200 organizations were as follows:

  The boss stops by to socialize, interrupting priority work.

  Everything that comes up must be done 'right now.'

  Meetings are called that are unnecessary, are called for which my presence isn't needed although I am requested to attend, or go off track and take longer than necessary.

  Priorities are changed in midstream.

  The boss isn't available when really needed.

  The boss gives assignments to my people without my knowledge.

  My boss gives me assignments that are someone else’s responsibility.

  Assignments are unclear; I'm given incomplete instructions, requirements, or information.

  Projects are given unrealistic timetables.

  My boss insists that I personally handle work assignments that my subordinates could do without much direction from me.

  My boss keeps looking over my shoulder to see what I'm doing.

  My boss wants minute detail on minor matters, ignoring or withholding action on more important ones.

Needless to say, time management problems and poor work habits can be found at all levels, although the survey focused on the higher levels of management. There is no doubt that with awareness, self-discipline, and effective project management tools, most managers at any level could improve their efficiency, as well as the efficiency of those who work for them, by up to 20 percent.

Target Market and Market Size

The target market for our software product is:

1)

Small and medium sized businesses that provide services to their clients and are looking for a solution to organize their internal operations and work flow such as engineering firms, IT firms, law firms and accountants.

2)	Software/ IT development firms that develop their own products or provide services to their clients.

3)	Small and medium sized businesses that have their employees working offsite, where employees can use the proposed system as a collaboration system.

4)	Small and medium sized businesses that provide outsourcing services and require keeping track of working hours, accounting, and services they provide to their clients.

We will initially focus our sales in the United States as we know this market and it represents a significant opportunity in terms of sales potential.

The market is sophisticated, software savvy, and educated in terms of the need to increase productivity and time efficiency.

We plan to develop a product that is generic in that it can be used in any small or medium-sized business that provides services to clients and that is seeking a solution to organize its internal operations and work flow.

Potential Market Size

According to the US Department of Labor, Bureau of Statistics, in the United States there are 100,000 engineering firms, 120,000 accounting firms, 100,000 software and IT development firms, and 70,000 law firms. A one percent market share of these target groups would represent 1,000 engineering firms, 1,200 accounting firms, 1,000 software and IT development firms, and 700 law firms. See http://www.bls.gov/

The following chart offers a graphic illustration of these four main target groups:

Our Competition

We face competition from other providers of software programs that may be used to enhance time efficiency and project management. Some of these providers are as follow:

Xpress Software
DataArt
Autotask
AceProject
OPMcreator
Project Drive

Many of our competitors are located in the United States, and one of them has sold approximately 500,000 units since it’s inception in 1997. http://www.advancedtimereports.com – by Xpress Software Nevertheless, we believe that few of the existing competitive software programs provide software applications that are of a similar caliber to our proposed software product.

The software products that are competitive to our proposed product have a static user interface, which limits implementation and user flexibility. In addition, we do not believe that our competition have been utilizing an aggressive sales strategy. We believe we can outperform our competition in product development, marketing and sales, user adaptability and ease of implementation.

For example, most software packages are generic, using a cookie cutter approach to software design and implementation. While our initial product will be generic so that it can be used in a wide range of businesses, we intend to customize our software and create industry specific packages, tailored to the needs of specific industries.

Our Software Product

The technology required for our software product already exists; we need to develop our software product around the existing technology.

Once developed, our software product will be an online project management tool that may be used to enhance an organization’s efficiency through planning and monitoring the daily operations of a business.

We intend for our software product to allow management to have quick and easy insight into employee productivity and all components of a project. We plan for project managers to have a clear picture of the true cost of projects and to be able to use our software product as a tool to increase profitability and efficiency. Management and project managers will be able to obtain a snapshot of work progress and all aspects of projects at anytime from anywhere they have access to a web browser.

Employee morale and client confidence may also benefit from our software product as the business becomes more efficient and employees and clients alike gain increased confidence in management’s capabilities. We plan for our software product to allow a client to off-load its time management issues to a dedicated software program, thus enabling the company's management to focus its energy on other aspects of the business. Poor time management is one of the main causes of lost productivity, lost revenue, and disorganization within a business.

We intend for our software product to be easy to install; since there will be no downtime, we expect there to be a significant and fast return on investment. We plan for our software product to offer functionality that integrates all aspects of project management. We intend for our software product to be able to monitor time spent on projects for accurate billing and operations. We also intend for our software product to allow users to assign tasks to others and improve communication. Our software product will be web-based; therefore allowing users to have information available from anywhere they have access to a web browser. This will allow members to work and communicate with clients and peers without being physically present in their offices.

We intend for our software product to act as a link system connecting all components of the business to colleagues and customers around the world. Our goal is for organizations to use our software product as a tool to link projects, employees, and management, and to enable up-to-the minute updates.

We plan for our software product to act as a generic solution that will support collaboration between employees and enable them to attach files to tasks, provide work instructions, delegate projects, and record all communication between project members and clients in an organized manner.

Our software product will be a web based application running on a Microsoft server-based operating system. Our software product will not require any extensive or heavy investment in additional hardware or software, as our product will be able to run on existing computer systems.

Our plan is attract clients through easy installations of our software product that will not compromise existing office systems. The open architecture design of our software product will support future developments and customizations.

The relatively simple technical specifications of our software product are listed below:

•	Platform:
Web Server:
Microsoft Windows Server 2000 and above,
Or Windows XP professional, with IIS server installed.
.NET frame version 2.0 and above.

•	Database:
Microsoft SQL Server 2000 or
Microsoft SQL Server Desktop Engine MSDE 2000.

•	Development Language:
ASP.NET, Microsoft SQL Server 2000 and above.

•	Installation:
User friendly installation software.

The software will be installed as a server, and will be able to be accessed from PCs on the same network or through the internet.

The following are the software product’s unique system features

           •           Projects:      Users will be able to add/edit/delete projects depending on their access rights. Users will be able to view only projects that they have been assigned to by the Administrator or project managers.

           •           Work Instructions:      Each project will consist of a collection of work instructions that represents a work order; most consulting and service oriented businesses receive work orders from their customers to start a job; each work instruction will consist of one or more tasks.

           •           Tasks:      Tasks will be entered into the system by the project manager and will then be assigned to a group of users or a single user. The users will add the number of hours spent working on the tasks and will able to modify the status of the tasks as they complete each one.

           •           Customized Tasks:      Users/administrator will be able to modify the task type and add customizations to suit the organization’s needs.

           •           Time Sheets:      Users will be able to keep track of time spent on tasks.

           •           Expense Sheets:      Users will be able to enter expenses related to the tasks and project.

           •           User Comments:      Users will be able to enter their information, emails, and other correspondence to keep track of the task status.

           •           File Upload:      The file upload/download feature will be used to attach documents, files, work-instruction and tasks. The files can be shared among the project members.

           •           Users:      The administrator will be able to assign users to projects and create new users. Users will have the ability to edit their information.

           •           Assign Users:      The project administrator will be able to assign projects to users. Users will be able to see only projects they are members of; all other projects will be hidden.

           •           User Access:      The system administrator will be able to set the access rights and level for each user.

           •           My Account View:      My Account View will act as the control panel where the users are first directed to view their assigned tasks.

           •           Produce Reports:      Produce Reports will display tasks and produce the following reports:

Work instructions in projects.
User’s hours/time sheets.
Project expenses.

           •           Search Function:      The Search Function will enable a user to search the records of the database.

           •           Delete Function:      Deletion of records will be smartly managed to avoid affecting the accounting module.

           •           Installer Module:      Desktop installer will enable the administrator to install the system on the server with minimal configuration in a matter of minutes.

System modules summary:

This diagram below summarizes the proposed system modules and how they relate to the rest of the system.

Our software product will be a web-based product that enables the system to operate on the internet or intranets, as described in the following diagram.

Prototype screen shot:
Below is a screen shot of the prototype for the main screen of our software product:

The Development Process

The development process will commence with designing a system prototype to encompass the above proposed system; once the system prototype has been completed the implementation stage will start. The initial software analysis and beginnings of the prototype stage have already been completed by management.

Following this offering, we intend to engage third party contractors to complete the proposed system and software.

For a detailed description of the development process, see “Plan of Operation.”

Early Stage Development

Our early stage activities have been limited to the following activities:

  Developing our informational website which we should complete by the end of August 2008.

  Purchasing the internet domain www.interpromanagement.com

  Basic software development work on the project management software has been performed by our management (initial software analysis and preliminary prototype development).

Future Software Developments

There are several opportunities for future developments to enhance the product line of our software product.

Some of these opportunities include:

  System upgrades to enhance user functionality.

  Customization options for industry specific applications.
  Industry specialization   i.e. law firm software, construction project management, medical industry, accounting professionals, advertising and PR firms, financial management, engineers and event management.

  Industry specialization offers a unique opportunity for the Company to branch into several industries customizing software packages to lead the market in time and task management. We envision an entire suite of products developed for the marketplace that has the potential to greatly increase market share and profitability.

  Communications enhancement to provide voice, fax, and live audio and video components to the software that will enable users to work within the software while conferencing with other parties. The plan is for all participants to be able to use the software simultaneously.

  Advanced communications component that can store sales presentations, service demonstrations and training manuals.

  Payroll components to ease accounting procedures.

  Cost accounting analysis and planning.

  E-commerce and client management to track client accounts, sales, service history and all details of client database.

These are just some of the options available to continually enhance the Company’s product offerings and the user’s experience with our products. The opportunities for future development will also enable the Company to continue to provide leading edge technology and obtain a reputation as a premier provider of solutions for management efficiency.

Marketing & Sales Strategy

We plan to implement an aggressive marketing strategy. We intend to market our software product as a tracking system that empowers professionals. We plan to sell our software product under the name InterPro and to brand our product as the “Time Management Choice” for busy professionals.

The target audience will be small and medium sized businesses that will benefit from a time and task tracking system. The Company plans to partition the market into industry specific components, familiarize itself with detailed industry demands, and design materials that address each customer’s needs.

Our strategy will consist of building strategic alliances with complementary products, a strong web presence, targeted e-mail campaigns, news releases through industry professionals, print distribution, and cold calls by a knowledgeable sales force.

           •           Strategic Alliances:      We intend to advertise on third party websites of complementary products and services. Alliances will be formed to co-operatively market our product and hedge saturation through mutual leveraging.

           •           Web Presence:      We plan to market our software product through our web site. A trial version of the software will be available for download encouraging potential clients to test the software, and an e-commerce platform will be incorporated into our web site to allow for easy purchase. We intend for our web presence to feature the benefits of the system, customer testimonials, and management features, including significant ROI and ease of installation.

           •           Targeted e-mail campaigns:      We intend to engage in e-mail campaigns that will target industry specific small and medium sized businesses outlining the benefits of the software. For example, we plan to design a campaign specifically for law firms, accounting firms, advertising firms, etc. We will make every effort to ensure lists are pre-qualified.

           •           News Releases & Public Relations:      We plan to distribute news releases to industry professionals and send complimentary versions to select professionals to gain market exposure and publicity.

           •           Print Distribution:      We intend to design a targeted print campaign to target industry specific potential clients.

           •           Cold Calls:      We plan to make cold calls to potential clients outlining the benefits of this product.

In addition, we intend to engage in the following additional marketing activities:

  Trade shows

  Business newspaper inserts and advertising

  Trade publications

  Conferences, productivity seminars, guest speakers, etc.

Distribution

We plan to distribute our software product via direct channels. We will distribute our software product through our website and through third party websites that distribute complementary software programs. Third party websites will be compensated by commission.

Pricing Model

We intend to sell our software product with the following pricing structure:

           $200 – 5 user licenses
           $2000 – 50 user licenses
           $10,000 unlimited user licenses

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months:

Consulting/Software	17,500
Development
Corporate and Marketing Documents	3,000
Web-hosting and Telephone	2000
Office Rent	2700
Office Equipment	2000
Miscellaneous	3,300
Expenses	$30,500

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product based on generic software, and the distribution of our services will be over the internet.

Dependence on One or a Few Major Customers

Our business plan and the nature of our service offering does not hinge on one or a few major customers; however, if we obtain one or more large corporate accounts, then we may end up being dependent on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop a software product and intend to protect our software product with copyright and trade secrecy laws.

Existing or Probable Government Regulations

There are no existing government regulations, nor are we aware of any regulations being contemplated that would adversely affect our ability to operate.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the internet. The adoption of any such laws or regulations may decrease the growth of commerce over the internet, increase our cost of doing business, or otherwise have a harmful effect on our business. To date, governmental regulations have not materially restricted the use or expansion of the internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

  Sales and other taxes;

  User privacy;

  Pricing controls;

  Characteristics and quality of products and services;

  Consumer protection;

  Libel and defamation;

  Copyright, trademark and patent infringement; and

  Other claims based on the nature and content of internet materials.

These new laws may have an impact on our ability to market our services in accordance with our business plan.

Research and Development Activities and Costs

We have not incurred any research and development costs to date since our management has provided such activities at no cost to us. We intend to undertake certain research and development activities commencing in August 2008. For a detailed description see "Plan of Operation."

Employees

We have commenced only limited operations; therefore, we have no employees. Our sole officer and Director provides services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

Description of Property

We do not own any real property. We currently maintain our corporate office at 601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101. We pay monthly rent of $200 for use of this space. This space is sufficient until we commence full operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q and current reports on Form 8-K.

MANAGEMENT

The name, age and position of each of our sole Director and executive officer is as follows

Name	Age	Position
Mohanad Shurrab	33	President, Treasurer, Secretary and Director

Mr. Mohanad Shurrab

Mr. Mohanad Shurrab has been our President, Treasurer, Secretary and a Director since May 21, 2007.

In 1997 Mr. Shurrab earned his Masters Degrees with Honors in Engineering, Electronics and Computer Science from Sussex University in the United Kingdom.

Mr. Shurrab has extensive experience in project management, computer programming, internet and networking, web applications and database management. His work experience stretches from Eastern Canada to the UK and the Middle East. His career includes work in IT management, and working as a systems analyst, software engineer and software architect for private and public companies and government institutions.

Since 2003, Mr. Shurrab has worked as a project manager managing offshore and local development teams to develop various enterprise applications for clients in the U.S. and Canada. Mr. Shurrab has led multiple development teams to design and implement various small and medium sized applications including enterprise applications, eCommerce, work flow management, content management, issue tracking in .NET, VB, C#, ASP.NET, MSSQL, PHP, and UML. Since 2003, Mr. Shurrab has supervised and participated in drafting various operational manuals and custom built software application manuals, in relation to various clients’ business processes.

From 2001 to 2003 Mr. Shurrab was a software engineer for the Bell Aliant Group. While with the Bell Aliant Group, Mr. Shurrab position was a software engineer for various defense and aerospace projects. Mr. Shurrab also participated in the development of the Aircraft Tactical Mission Trainer Simulator designed to train Canadian army navigators.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members, and the shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our officer since inception.

We have no employment agreement with any of our executive officer and we currently have no employees.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-
outs
Name and	Year(1)	Salary	Bonus	Other	Securities	Restricted	LTIP	All
Principal					Underlying	Shares or	Pay-	Other
Position					Options/	Restricted	outs
					SARs	Share
					Granted	Units

Mr.	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Mohanad
Shurrab
President,	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Treasurer,
Secretary
and
Director

(1)        We were incorporated on May 21, 2007.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by our sole officer and Director since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to anyone since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by anyone, including our sole officer and Director since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is currently no employment or other contract or arrangement with our sole officer/Director. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officer/Director that would result from the resignation, retirement or any other termination of such

Director/officer. There are no arrangements for our sole Director/officer that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below and the compensation arrangements which are described under the section of this prospectus entitled “Executive Compensation”, we have not entered into any transaction nor are there any proposed transactions in which our sole Director and officer, stockholder or any member of his immediate family would have a direct or indirect material interest.

On May 21, 2007 we sold 1,600,000 shares of our common stock to Mr. Mohanad Shurrab, our President, Secretary, Treasurer and Director, for cash payment to us of $20,000. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made in an offshore transaction only to Mr. Mohanad Shurrab who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

As of March 31, 2008, there is a balance owing to our sole stockholder in the amount of $3,199 for the prepayment of general and administrative expenses.

Our sole officer and Director may be considered a promoter of the Company due to his participation in and management of the business since its incorporation.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of July 15, 2008 and as adjusted to reflect the sale of the common stock in this offering for:

  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  each of our named executive officers;

  each of our directors; and

  all of our executive officers and directors as a group.

     The percentage ownership information shown in the table is based upon 1,600,000 shares of common stock outstanding as of July 15, 2008.

Information with respect to beneficial ownership has been furnished by our sole Director, officer and beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.

These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Title of Class	Name of Beneficial	Amount and Nature	Percentage of Class(¹)
	Owner(²)	of Beneficial Ownership

Common Stock	Mr. Mohanad	1,600,000	100%
	Shurrab

All officers as a		1,600,000	100%
Group

(¹)      The address of Mohanad Shurrab is P.O. Box 3571 Dubai, UAE

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. Our sole stockholder is not entitled to registration rights.

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be sold by Our Officer

We are offering up to a total of 1,200,000 shares of common stock. The offering price is $0.05 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,200,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust, or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our sole officer and Director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

Our officer and Director satisfies the requirements of Rule 3(a)4-1 in that:

1.	He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
2.	He is not being compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	He is not, at the time of his participation, an associated person of a broker- dealer; and
4.

He meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As our sole officer and Director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our sole officer and Director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Interpro Management Corp."

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

  Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our sole officer and Director is the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management".

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this Registration Statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have appointed Routh Stock Transfer as transfer agent for our shares of common stock. Routh Stock Transfer is located at 6860 N Dallas Parkway, Suite 200, Plano, TX 75024, Phone (972) 381-2782. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of July 15, 2008, we will have outstanding an aggregate of 2,800,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act.

The shares of common stock to be outstanding prior to this offering will be restricted as a result of securities laws. Of these restricted securities all such shares will be eligible for resale under Rule 144, subject to volume limitations. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 28,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which our sole Director, officer, stockholder or any of his respective affiliates is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to March 31, 2008, included in this prospectus have been audited by Moore and Associates, Chartered as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of Interpro Management Corp. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

INTERPRO MANANGEMENT CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
March 31, 2008

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheet as of March 31, 2008	F-3

Statements of Operations for the Period Ended
March 31, 2008, and Cumulative from Inception	F-4

Statement of Stockholders’ Equity for the Period from Inception
Through March 31, 2008	F-5

Statements of Cash Flows for the Period Ended March 31, 2008,
and Cumulative from Inception	F-6

Notes to Financial Statements March 31, 2008	F-7

MOORE & ASSOCIATES, CHARTERED
            ACCOUNTANTS AND ADVISORS
                              PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Interpro Management Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Interpro Management Corp. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on May 21, 2007 through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interpro Management Corp. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on May 21, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
June 6, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Interpro Management Corp.
(A Development Stage Company)
Balance Sheet
March 31, 2008

Asset

Cash	$20,073

Total Assets	$20,073

Liabilities

Accounts payable and accruals	$6,500
Due to stockholder	$3,199

Total Liabilities	$9,699

Stockholders` Equity (Note 3)

Common stock authorized –
100,000,000 common shares with a par value of $0.001
Common stock issued and outstanding –
1,600,000 common shares	$1,600
Additional paid in capital	$18,400
Deficit accumulated during the development stage	$ (9,626)

Total Stockholders’ Equity	$10,374

Total Liabilities and Stockholders’ Equity	$20,073

The accompanying notes are an integral part of these financial statements

Interpro Management Corp.
(A Development Stage Company)
Statement of Operations
For the period from Inception (May 21, 2007) to March 31, 2008

Period from
Inception
(May 21, 2007)
to
March 31, 2008
Revenue	$-

Expenses:
General and administrative	$(9,626)

Provision for income taxes	-

Net (loss)	$(9,626)

Basic and diluted (loss) per common share	$(0.00)

Weighted average number of common shares outstanding	1,600,000

The accompanying notes are an integral part of these financial statements

Interpro Management Corp.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from Inception (May 21, 2007) to March 31, 2008

			Additional
	Common Shares		Paid-in	Accumulated	Total
	Issued Shares	Amount	Capital	Deficit	Equity

Balance, May 21, 2007 (date of inception)	-	$-	$-	$-	$-

Shares issued to founder on May 21, 2007 @ $0.0125 per share	1,600,000	1,600	18,400	-	20,000
Net (loss)	-	-	-	(9,626)	(9,626)

Balance, March 31, 2008	1,600,000	$ 1,600	$18,400	$(9,626)	$10,374

The accompanying notes are an integral part of these financial statements

Interpro Management Corp.
(A Development Stage Company)
Statement of Cash Flows
For the period from Inception (May 21, 2007) to March 31, 2008

Period from
Inception
(May 21, 2007)
to
March 31, 2008

Operating Activities

Net (loss)	$(9,626)
Increase in accounts payable	6,500

Cash from operating activities	(3,126)

Financing Activities

Increase in due to stockholder	3,199
Sale of stock	20,000

Cash from financing activities	23,199

Increase in cash	20,073
Cash, opening	-

Cash, closing	$20,073

Supplemental information:

Taxes paid	$-
Taxes paid	$-

Non-cash activities:

Stock issued for services	$-
Stock issued for accounts payable	$-
Stock issued for notes payable and interest	$-
Stock issued for convertible debentures and interest	$-
Convertible debentures issued for services	$-
Warrants issued	$-
Stock issued for penalty on default of convertible debenture	$-
Note payable issued for finance charges	$-
Forgiveness of note payable and accrued interest	$-

The accompanying notes are an integral part of these financial statements

Interpro Management Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 1 – Nature of Operations

Interpro Management Corp. (“the Company”), a private company, was incorporated in the State of Nevada on May 21, 2007 The Company is focused on developing and offering web based software that will be designed to be an online project management tool used to enhance an organization’s efficiency through planning and monitoring the daily operations of a business.

The company has limited operations and in accordance with SFAS No. 7 is considered to be in the development stage.

Note 2 – Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company's financial instrument consists of amount due to stockholder.

The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Interpro Management Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 2 – Significant Accounting Policies (continued)

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Note 3 – Due to Stockholder

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 – Stockholders’ Equity

Common Shares - Authorized

The company has 100,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares – Issued and Outstanding

During the year, the company issued 1,600,000 common shares for total proceeds of $20,000. As at March 31, 2008, the company has no warrants or options outstanding.

Interpro Management Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 5 – Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $2,117, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $9,626.

Note 6 – Related Party Transaction

As at March 31, 2008, there is a balance owing to a stockholder of the Company in the amount of $3,199.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 – Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Interpro Management Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 7 – Going Concern (continued)

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $9,626 as of March 31, 2008. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Note 8 – Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal as to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Interpro Management Corp.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 8 – Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange
Commission registration fee	$3
Legal, accounting fees and expenses (1)	$29,500

Total (1)	$29,503

(1) Estimated.

ITEM 14. Indemnification of Directors, Officers, Employees and Agents

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, Director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity.

Our Bylaws provide that we will indemnify our Directors and officers to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On May 21, 2007 we sold 1,600,000 shares of our common stock to Mr. Mohanad Shurrab, our President, Secretary, Treasurer and Director, for cash payment to us of $20,000. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made in an offshore transaction only to Mr. Mohanad Shurrab who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

4.1	Specimen Common Stock Certificate.

5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered.

23.1	Consent of Moore & Associates, Chartered.

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai, UAE on July 16, 2008.

INTERPRO MANANGEMENT CORP.

By:	/s/ Mohanad Shurrab
Name: Mohanad Shurrab
Title: President, Treasurer, Secretary and
Director
(Principal Executive and Principal
Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: July 16, 2008	/s/ Mohanad Shurrab
Name: Mohanad Shurrab
Title: President, Treasurer, Secretary and
Director
(Principal Executive and Principal
Financial and Accounting Officer)